UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 3, 2016
SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Amendment of a Material Definitive Agreement
On November 3, 2016, SYNNEX Corporation (“SYNNEX”), its subsidiaries that are originators thereunder and its subsidiary which is the borrower thereunder, SIT Funding Corporation (“SIT”), amended SYNNEX’ accounts receivable securitization program (the “Trade Receivables Securitization”) by entering into a Seventh Omnibus Amendment to Fourth Amended and Restated Receivables Funding and Administration Agreement and Third Amended and Restated Receivables Sale and Servicing Agreement (the “Securitization Amendment”) with The Bank of Tokyo-Mitsubishi UFJ, LTD, New York Branch, as agent, and the other lenders party thereto. Among other things, the Securitization Amendment increases the size of the accordion feature under which SIT may request an increase in the lenders' commitment to $120 million and extends the maturity date of the Trade Receivables Securitization to November 1, 2019. In addition, the Securitization Amendment includes provisions which allow SYNNEX with the option to add receivables to the Trade Receivables Securitization that are generated by its Canadian subsidiary, subject to the satisfaction of certain conditions.  If and when such Canadian receivables are included in the Trade Receivables Securitization, the Securitization Amendment includes provisions to allow SIT to request an increase to the commitment provided by the lenders thereunder by up to $50 million, subject to the consent of the lenders providing such commitments. Under the Securitization Amendment, a program fee of 0.75% per annum is payable on the used portion of the commitment and a facility fee of 0.35% per annum is payable on the adjusted commitment amount.
The foregoing description of the Securitization Amendment is qualified in its entirety by reference to the Securitization Amendment which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1†
Seventh Omnibus Amendment to Fourth Amended and Restated Receivables Funding and Administration Agreement and Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of November 3, 2016, by and among SIT Funding Corporation, SYNNEX Corporation, the lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, LTD, as agent.

† Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1†
Seventh Omnibus Amendment to Fourth Amended and Restated Receivables Funding and Administration Agreement and Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of November 3, 2016, by and among SIT Funding Corporation, SYNNEX Corporation, the lenders party thereto and The Bank of Tokyo-Mitsubishi UFJ, LTD, as agent.

† Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.